Exhibit 10.14

Kevin Easley

President and CEO

New Dominion, LLC

1307 South Boulder Avenue, Suite 400

Tulsa, Oklahoma 74119

Re:	Election to participate in the Misener-Hunton formation in
T10 and 11N, R8E, and T12 and 13N, R5, 6, 7 and 8E

Dear Kevin:

This letter will verify our agreement that, effective December 1, 2011, New Source Energy Corporation hereby elects to take and acquire ninety percent (90%) of New Dominion, LLC, Scintilla, LLC, and any of their affiliates’ collective combined interest in the Misener-Hunton formation for undeveloped leasehold now held or hereafter acquired by or through New Dominion, LLC in the following Townships and Ranges: T10 and 11N, R8E; T12 and 13N, R5, 6, 7 and 8E in the State of Oklahoma (the “New Contract Areas”).

The parties further agree that they will enter joint operating agreements as necessary to provide for the sharing of all costs in these New Contract Areas, including sharing of all leasehold costs at cost plus fifteen percent (15%) for all undeveloped leasehold taken in the New Contract Areas by New Dominion, LLC. Except as otherwise mutually agreed, the form and content of such joint operating agreements shall be identical in all material respects to that certain joint operating agreement dated August 1, 2011, among New Source Energy Corporation, Scintilla, LLC and New Dominion, LLC relating to the Luther area of mutual interest.

Sincerely,

NEW SOURCE ENERGY CORPORATION

/s/ Kristian Kos
Kristian Kos
President

AGREED to the 27th day of February, 2012.

/s/ Kevin Easley
Kevin Easley
President and CEO
New Dominion, LLC

PO Box 1218 Oklahoma City, OK 73101
tel 405.272.3028 fax 405.272.3034 newsource.com